EXHIBIT 23.4

                          Consent of Ernst & Young LLP,

                              Independent Auditors,

                             dated February 10, 2003

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 9, 2003, with respect to the combined financial statements of Marriott Senior Living Services Twenty-One Communities (a group of related properties acquired or to be acquired by CNL Retirement Properties, Inc.), included in the Post-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-76538) and related Prospectus of CNL Retirement Properties, Inc.


                                                        /s/ Ernst & Young LLP

February 10, 2003